Exhibit 1.A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the ordinary shares, par value of $0.0001 per share, of 17 Education & Technology Group Inc., a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of September 8, 2026.

Andy Chang Liu

Signature:	/s/ Andy Chang Liu
Name:	Andy Chang Liu

Fluency Holding Ltd.
Signature:	/s/ Andy Chang Liu
Name:	Andy Chang Liu
Title:	Director

Future Glory Technology Holdings Limited
Signature:	/s/ Andy Chang Liu
Name:	Andy Chang Liu
Title:	Director